UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  October 30, 2013

Innocent, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-150061	98-0585268
(Commission File Number)	(IRS Employer Identification No.)

3280 Suntree Blvd

Suite 105

Melbourne, FL 32940

(Address of principal executive offices)

(954) 769-0040

(Registrant's telephone number, including area code)

____________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On October 30, 2013 Innocent Inc. executed an Asset Purchase Agreement with Ewing Oil Company LLC, a Colorado Corporation, to acquire intellectual property, goodwill, materials, supplies, business records, and other proprietary assets in regard to Oil and Gas Leases located in Texas and Oklahoma. Innocent Inc. will issue a Note Payable in the amount of two hundred seventy three thousand five hundred dollars ($273,500) with an annual interest rate of ten percent (10%). Innocent Inc. will seek the necessary funding to complete a drilling program based upon the comprehensive data it has acquired and then enter into leases in the areas of interest the purchased information and data supports. Innocent Inc. expects to enter into subsequent agreements to engage the technical personnel necessary to support an exploration program and subsequent field operators.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a) Not Applicable.

b) Not Applicable.

c) Exhibits

Exhibits

No.

Description

99.1

Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innocent, Inc.
(Registrant)

/s/ Wayne Doss
Wayne Doss
President, Chief Executive
Officer, and Director

Dated: October 30, 2013